Exhibit 4.1

FORM OF AMENDED AND RESTATED WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

Warrant Certificate No.: 2016 -

Original Issue Date: October     , 2016

FOR VALUE RECEIVED, COGINT, INC., a Delaware corporation formerly known as IDI, Inc. (the “Company”), hereby certifies that                      (the “Holder”) is entitled to purchase from the Company                      (            ) duly authorized, validly issued, fully paid and nonassessable shares of Common Stock at a purchase price per share equal to $5.0829, which is the volume-weighted average price per share of the Common Stock for the five (5) trading days immediately preceding September 30, 2016, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “IDI” (the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in 1 hereof. The Company and the Holder each acknowledge and agree that this Amended and Restated Warrant replaces that certain warrant with the Warrant Certificate No.              and the original issue date of December 8, 2015.

1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price.

“Board” means the board of directors of the Company.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of Boca Raton, Florida are authorized or obligated by law or executive order to close.

“Common Stock” means the common stock, par value $0.0005 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus (c) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided, that Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries.

“Company” has the meaning set forth in the preamble.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., Boca Raton, Florida time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, the Warrant and the Aggregate Exercise Price.

“Exercise Agreement” has the meaning set forth in Section 3(a)(i).

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” has the meaning set forth in the preamble.

“Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; or (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading.

“Holder” has the meaning set forth in the preamble.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Date” means the date on which the Warrant was issued by the Company.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

2. Term of Warrant. Subject to the terms and conditions hereof, at any time following the date of approval for listing of the Warrant Shares on the NASDAQ Global Market and prior to 5:00 p.m., Eastern time, on the ten (10) year anniversary of the date hereof or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein). The Company agrees to use commercially reasonably efforts to obtain approval for listing of the Warrant Shares on the NASDAQ Global Market.

3. Exercise of Warrant.

(a) Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i) delivery of a duly executed facsimile copy (or email attachment) of an Exercise Agreement in the form attached hereto as Exhibit A (each, an “Exercise Agreement”), duly completed (including specifying the number of Warrant Shares to be purchased); and

(ii) payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Agreement, by the following methods:

(i) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;

(ii) by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price;

(iii) by surrendering to the Company (x) Warrant Shares previously acquired by the Holder with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price and/or (y) other securities of the Company having a value as of the Exercise Date equal to the Aggregate Exercise Price (which value in the case of debt securities shall be the principal amount thereof plus accrued and unpaid interest, in the case of preferred stock shall be the liquidation value thereof plus accumulated and unpaid dividends and in the case of shares of Common Stock shall be the Fair Market Value thereof); or

(iv) any combination of the foregoing.

In the event of any withholding of Warrant Shares or surrender of other equity securities pursuant to clause (ii), (iii) or (iv) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) in the case of Common Stock, the Fair Market Value per Warrant Share as of the Exercise Date, and, in all other cases, the value thereof as of the Exercise Date determined in accordance with clause (iii)(y) above.

(c) Delivery of Stock Certificates. Upon receipt by the Company of the Exercise Agreement and payment of the Aggregate Exercise Price (in accordance with Section 3(a) hereof), the Warrant Shares purchased hereunder shall be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s or, subject to compliance with Section 6 below, such other Person’s (as designated in the Exercise Agreement) balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (i) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (ii) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 and otherwise by physical delivery within five (5) Business Days thereafter of a certificate or certificates representing the Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as provided in Section 3(d) hereof. In the event a physical stock certificate or certificates are delivered they shall be, to the extent possible, in such denomination or denominations as the Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or, subject to compliance with Section 6 below, such other Person’s name as shall be designated in the Exercise Agreement. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(d) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(e) Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant. Upon receipt of the new Warrant the Holder shall surrender this Warrant to the Company at its principal executive office.

(f) Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this Warrant, the Company hereby represents, covenants and agrees:

(i) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii) All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

(iii) The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(iv) The Company shall use its best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise.

(v) The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(g) Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

4. Adjustment to Exercise Price and Warrant Shares.

(a) Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 4 shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(b) Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii) As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

(c) Notices. In the event that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security, then, and in each such case, the Company shall send or cause to be sent to the Holder at least ten (10) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent.

5. Purchase Rights. In addition to any adjustments pursuant to Section 4 above, if at any time the Company grants, issues or sells any Common Stock or any other capital stock of the Company or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

6. Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

7. Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer taxes in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

8. Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder, solely by virtue of holding this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

9. Replacement on Loss; Division and Combination.

(a) Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity and which shall not include the posting of any bond) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b) Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

10. No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

11. Compliance with the Securities Act.

(a) Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 11 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

(b) Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(i) The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(ii) The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

12. Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The

Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

13. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13).

If to the Company:	Cogint, Inc. 2650 North Military Trail Suite 300 Boca Raton, FL 33431 E-mail: Attention: Derek Dubner, Chief Executive Officer

If to the Holder:	________________ ________________ ________________ ________________ Attn: Email: and ________________ ________________ ________________ ________________ Attn: Email:

14. Cumulative Remedies. Except to the extent expressly provided in Section 8 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

15. Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

16. Entire Agreement. This Warrant constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

17. Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

18. No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

19. Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

20. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

21. Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

22. Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

23. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

24. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

25. Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

26. No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

COGINT, INC.

By:	/s/ Derek Dubner
Name:	Derek Dubner
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Warrant]

Accepted and agreed,

[ ]

By: Name: Title:

[Signature Page to Amended and Restated Warrant]

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED

BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

The undersigned holder hereby exercises the right to purchase                  of the shares of Common Stock (“Warrant Shares”) of [                                        ] (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Warrant.

Payment of Warrant Exercise Price. The Holder shall pay the Aggregate Exercise Price of $         to the Company in accordance with the provisions of the Warrant.

Date:             ,

Name of Registered Holder

By:
Name:
Title:

EXHIBIT B

FORM OF WARRANT ASSIGNMENT

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to                     , Federal Identification No.                     , a warrant to purchase                  shares of the capital stock of [                                        ] represented by warrant certificate no.                 , standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint                     , attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:

By:
Name:
Title: